UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                             CONTACTS:    Richard M. Ubinger
                                          Vice President of Finance,
                                          Chief Financial Officer and Treasurer
                                          (412) 257-7606
FOR IMMEDIATE RELEASE
                                          Comm-Partners LLC
                                          June Filingeri
                                          (203) 972-0186


               UNIVERSAL STAINLESS PROVIDES UPDATE ON BRIDGEVILLE
                               LABOR NEGOTIATIONS

     BRIDGEVILLE, PA, November 20, 2002 - Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) reported today that the members of Local 3403 of the United Steelworkers of America (USWA) representing the employees at the Company's facility in Bridgeville, PA have rejected an offer from management that included increased wages and other benefits. At this time the employees continue to work under a day-to-day extension of a prior agreement, which otherwise would have expired August 31, 2002. The Company's facilities in Dunkirk, NY and Titusville, PA are covered by separate collective bargaining agreements.

     Mac McAninch, President and Chief Executive Officer, commented: "We are committed to working with the USWA to obtain an agreement for our Bridgeville employees."

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

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UNIVERSAL STAINLESS PROVIDES BRIDGEVILLE LABOR UPDATE- Page 2 -


FORWARD-LOOKING INFORMATION SAFE HARBOR

     EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR "PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE ACQUISITION OF THE EMPIRE SPECIALTY STEEL ASSETS AND THE SUCCESSFUL START-UP OF DUNKIRK SPECIALTY STEEL LLC, RISKS ASSOCIATED WITH THE NEGOTIATION OF A NEW COLLECTIVE BARGAINING AGREEMENT WITH THE HOURLY EMPLOYEES AT THE BRIDGEVILLE FACILITY, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS RELATED TO THE FINANCIAL VIABILITY OF CUSTOMERS, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, AND RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

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